CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 33-135228 on Form N-14 of our report dated October 18, 2005, relating to the financial statements and financial highlights appearing in the Annual Report to Shareholders on form N-CSR of Federated New York Municipal Income Fund for the year ended August 31, 2005, and to the references to our firm under the headings "Financial Highlights" and "Exhibit A" in the Proxy Statement/Prospectus, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 28, 2006


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 33-135228 on Form N-14 of our report dated October 18, 2005, relating to the financial statements and financial highlights appearing in the Annual Report to Shareholders on Form N-CSR of Federated Pennsylvania Municipal Income Fund for the year ended August 31, 2005, and to the references to our firm under the headings "Financial Highlights" and "Exhibit A" in the Proxy Statement/Prospectus, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 28, 2006